UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 21, 2008

VALENCE TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-20028 (Commission File Number)	77-0214673 (IRS Employer Identification Number)

12201 Technology Boulevard, Suite 150 Austin, Texas 78727 (Address of principal executive offices)

(512) 527-2900 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On February 22, 2008, Valence Technology, Inc. (the “Company”) entered into an At Market Issuance Sales Agreement (the “Agreement”) with Wm Smith & Co., as sales agent (the “Sales Agent”). Concurrently with the entry of the Agreement, the Company provided notice of termination of the Controlled Equity Offering Sales Agreement dated April 13, 2006 that it previously entered into with Cantor Fitzgerald & Co.

In accordance with terms of the Agreement, the Company may issue and sell up to 5,000,000 shares of its common stock in a series of transactions over time as the Company may direct through the Sales Agent. Sales of shares of the Company’s common stock, if any, may be made in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act of 1933, which includes sales made directly on the NASDAQ Capital Market, the existing trading market for the Company’s common stock, or sales made to or through a market maker other than on an exchange. The Sales Agent will make all sales on a best efforts basis using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between the Sales Agent and the Company.

Unless the Company and the Sales Agent agree to a lesser amount with respect to certain persons or classes of persons, the compensation to the Sales Agent for sales of common stock sold pursuant to the Agreement will be 6.0% of the gross proceeds of the sales price per share.

The summary of the terms of the Agreement is qualified in its entirety by the text of the Agreement, a copy of which is attached to this Form 8-K as Exhibit 10.1.

Item 3.02               Unregistered Sale of Equity Securities.

On February 21, 2008, the Company entered into an agreement to sell $1.0 million of its common stock to Berg & Berg Enterprises, LLC (“Berg & Berg”), an affiliate of the Company’s chairman Carl E. Berg. The proceeds will be used to fund corporate operating needs and working capital. Under the terms of the agreement, the Company will issue $1.0 million of its shares of common stock at a price to be determined based on the closing bid price on February 27, 2008, in a private placement transaction exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof. Under Rule 144 of the Securities Act, the shares will be restricted from being traded by Berg & Berg for a period of up to one year from the date of issuance, unless registered, and thereafter may be traded only in compliance with the volume and manner of sale restrictions imposed by this rule and other applicable restrictions. A copy of the letter agreement evidencing this stock sale is attached to this Form 8-K as Exhibit 10.2.

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits

Exhibit 10.1	At Market Issuance Sales Agreement, dated February 22, 2008, by and between Valence Technology, Inc. and Wm Smith & Co.

Exhibit 10.2	Letter Agreement, dated February 21, 2008, by and between Valence Technology, Inc. and Berg & Berg Enterprises, LLC with respect to the purchase of $1.0 million of common stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALENCE TECHNOLOGY, INC.

Dated: February 22, 2008	By:	/s/ Roger Williams
Roger Williams General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit 10.1	At Market Issuance Sales Agreement, dated February 22, 2008, by and between Valence Technology, Inc. and Wm Smith & Co.

Exhibit 10.2	Letter Agreement, dated February 21, 2008, by and between Valence Technology, Inc. and Berg & Berg Enterprises, LLC with respect to the purchase of $1.0 million of common stock.